UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 31, 1996

                  FIRST CHESAPEAKE FINANCIAL CORPORATION
          (Exact name of registrant as specified in its charter)

          VIRGINIA                     0-21912               54-1624428
(State or other jurisdiction         (Commission           (IRS Employer
     of incorporation)               File Number)        Identification No.)

         9100 ARBORETUM PARKWAY, SUITE 160, RICHMOND, VIRGINIA  23236
                (Address of principal executive offices)

Registrant's telephone number, including area code   (804) 320-0160


(Former name or former address, if changed since last report.) Not applicable


ITEM 1. CHANGES IN CONTROL OF REGISTRANT

	Not applicable.

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS

	Not applicable.

ITEM 3.	BANKRUPTCY OR RECEIVERSHIP

	Not applicable.

ITEM 4.	CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

	Not applicable.

ITEM 5.	OTHER EVENTS

        At a meeting of the Board of Directors on February 10, 1997, the directors of First Chesapeake Financial Corporation (the "Company") determined to cease current operations of the Company's wholly owned subsidiary, American Mortgage Express, Inc. ("AME"), effective as of January 30, 1997. The Company is in the process of winding down AME's operations which should be completed in the near future. AME originated nonconforming residential mortgage loans in the northern Virginia and Maryland area. The directors believe it necessary to terminate the operations of AME due to its continued operating losses and inability to attain profitability. The Company is in the process of terminating AME's contractual obligations, including its relationships with landlords, employees, and service providers. The Company has recorded a $25,000 charge against assets in connection with the closing of AME.

ITEM 6.	RESIGNATION OF REGISTRANT'S DIRECTORS

        John D. Mazzuto resigned as a director of First Chesapeake Financial Corporation (the "Company"). His resignation was accepted by the Company's Board of Directors effective as of December 31, 1996. In his letter of resignation, Mr. Mazzuto explained that he resigned due to the demands of his other business interests.

        Robert L. Suthard also resigned as a director of the Company and his resignation was accepted by the Board of Directors effective as of December 31, 1996. In his letter of resignation, Mr. Suthard explained that he resigned due to the demands of the time and travel requirements of his consulting business.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

	None.

ITEM 8.	CHANGES IN FISCAL YEAR

	Not applicable.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                        FIRST CHESAPEAKE FINANCIAL CORPORATION


February 13, 1997                       C. Harril Whitehurst, Jr.
Date
                                        C. Harril Whitehurst, Jr., Chief
                                        Financial Officer and Executive Vice
                                        President